As filed with the Securities and Exchange Commission on July 16, 2015

Registration No. 333-193660

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXCO Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700, LB 82

Dallas, TX 75251

(214) 368-2084

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William L. Boeing

Vice President, General Counsel and Secretary

12377 Merit Drive, Suite 1700, LB 82

Dallas, TX 75251

(214) 368-2084

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Scott Wallace

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective, as determined by the selling shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	135,349,733	$5.31	$718,707,082.23	$92,569.47

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock offered by this registration statement shall be deemed to cover such additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the New York Stock Exchange on January 27, 2014.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2, or the Post-Effective Amendment, to the Registration Statement on Form S-3 (File No. 333-193660), or the Registration Statement, is being filed for the purpose of amending the Registration Statement to reflect that the registrant is no longer a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, because the worldwide market value of its outstanding common stock held by non-affiliates was less than $700 million as of the registrant’s most recent determination date. This Post-Effective Amendment is being filed to convert the Registration Statement to a non-automatic shelf registration statement. The prospectus included in the Registration Statement did not omit information in reliance on provisions of Securities Act Rule 430B that is available only to automatic shelf registration statements and contained all information required to be included in a Form S-3 filed in reliance on General Instruction I.B.3. All filing fees payable in connection with the registration of the shares of common stock covered by the Registration Statement were paid by the registrant at the time of the initial filing of the Registration Statement.

Prospectus

135,349,733 Shares

EXCO Resources, Inc.

Common Stock

The selling shareholders named in this prospectus may use this prospectus to offer and resell from time to time up to 135,349,733 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

The selling shareholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The selling shareholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling shareholders, see “Plan of Distribution” beginning on page 9 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “XCO.” On July 15, 2015, the last reported sale price of our common stock was $0.83 per share.

An investment in our common stock involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The selling shareholders named in this prospectus may resell, from time to time, in one or more offerings, the common stock offered by this prospectus. Information about the selling shareholders may change over time. When the selling shareholders sell shares of common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling shareholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sales of the shares of common stock offered hereby.

Except where the context otherwise requires or as otherwise indicated, all references in this prospectus to “EXCO,” “EXCO Resources,” “Company,” “we,” “us” and “our” refer to EXCO Resources, Inc. and its consolidated subsidiaries. In the discussion of our common stock and related matters, these terms refer solely to EXCO Resources, Inc.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements relate to, among other things, the following:

•	our future financial and operating performance and results;

•	our business strategy;

•	market prices;

•	our future use of derivative financial instruments; and

•	our plans and forecasts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

We use the words “may,” “expect,” “anticipate,” “estimate,” “believe,” “continue,” “intend,” “plan,” “potential,” “project,” “budget” and other similar words to identify forward-looking statements. The statements that contain these words should be read carefully because they discuss future expectations, contain projections of results of operations or our financial condition and/or state other “forward-looking” information. We do not undertake any obligation to update or revise any forward-looking statements, except as required by applicable securities laws. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this prospectus and the documents incorporated herein by reference, including, but not limited to:

•	fluctuations in the prices of oil, natural gas and natural gas liquids;

•	the availability of oil and natural gas;

•	future capital requirements and availability of financing;

•	our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants;

•	disruption of credit and capital markets and the ability of financial institutions to honor their commitments;

•	estimates of reserves and economic assumptions, including estimates related to acquisitions and dispositions of oil and natural gas properties;

•	geological concentration of our reserves;

•	risks associated with drilling and operating wells;

•	exploratory risks, primarily related to our activities in shale formations;

•	discovery, acquisition, development and replacement of oil and natural gas reserves;

•	cash flow and liquidity;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	availability of water and other materials for drilling and completion activities;

•	marketing of oil and natural gas;

•	political and economic conditions and events in oil-producing and natural gas-producing countries;

ii

•	title to our properties;

•	litigation;

•	competition;

•	our ability to attract and retain key personnel;

•	general economic conditions, including costs associated with drilling and operations of our properties;

•	environmental or other governmental regulations, including legislation to reduce emissions of greenhouse gases, legislation of derivative financial instruments, regulation of hydraulic fracture stimulation and elimination of income tax incentives available to our industry;

•	receipt and collectability of amounts owed to us by purchasers of our production and counterparties to our derivative financial instruments;

•	decisions whether or not to enter into derivative financial instruments;

•	potential acts of terrorism;

•	our ability to manage joint ventures with third parties, including the resolution of any material disagreements and our partners’ ability to satisfy obligations under these arrangements;

•	actions of third party co-owners of interests in properties in which we also own an interest;

•	fluctuations in interest rates;

•	our ability to effectively integrate companies and properties that we acquire; and

•	shareholder approval and closing of the transactions contemplated by the investment and services agreement with Energy Strategic Advisory Services LLC and changes to our business strategy and other corporate actions developed in connection with the performance of the related services.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution users of the financial statements not to place undue reliance on any forward-looking statements. When considering our forward-looking statements, keep in mind the risk factors and other cautionary statements in this prospectus and the documents incorporated herein by reference. The risk factors noted in this prospectus and the documents incorporated herein by reference provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please see “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in any applicable prospectus supplement for a discussion of certain risks related to our business and an investment in our common shares.

Our revenues, operating results and financial condition depend substantially on prevailing prices for oil and natural gas and the availability of capital. Declines in oil or natural gas prices may have a material adverse affect on our financial condition, liquidity, results of operations, the amount of oil or natural gas that we can produce economically and the ability to fund our operations. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.

iii

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any accompanying prospectus supplement and the risk factors discussed in the documents incorporated by reference herein.

Our Company

We are an independent oil and natural gas company engaged in the exploitation, exploration, acquisition, development and production of onshore U.S. oil and natural gas properties with a focus on shale resource plays. Our principal operations are conducted in certain key U.S. oil and natural gas areas including Texas, Louisiana and the Appalachia region.

EXCO Resources, Inc. is a Texas corporation that was incorporated in October 1955. Shares of our common stock trade on the NYSE under the symbol “XCO.” Our principal executive office is located at 12377 Merit Drive, Suite 1700, LB 82, Dallas, Texas 75251. Our telephone number is (214) 368-2084. Our website address is www.excoresources.com. The information available on or through our website is not part of this prospectus.

The Offering

Common stock offered by the selling shareholders	135,349,733 shares

Selling shareholders	All of the shares of common stock are being offered by the selling shareholders named herein. See “Selling Shareholders” for more information on the selling shareholders.
Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering.
Plan of distribution	The selling shareholders named in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” for additional information on the methods of sale that may be used by the selling shareholders.
New York Stock Exchange symbol	XCO
Risk factors	Investing in our common stock involves risks. For a discussion of certain risks associated with an investment in our common stock, please see “Risk Factors” contained in Part I. Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, and the risk factors discussed in the documents incorporated by reference herein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.

SELLING SHAREHOLDERS

The registration statement, of which this prospectus forms a part, relates to the registration for the account of selling shareholders of an aggregate of 135,349,733 shares of our common stock. The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by them as of June 30, 2015, the number of shares of common stock being offered by them, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder’s percentage of ownership of our common stock if all of their shares in the offering are sold.

The shares being offered hereby are being registered to permit public secondary trading. The selling shareholders, including their donees, pledgees, transferees or other successors-in-interest may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to resell all or any portion of such shares, nor are the selling shareholders obligated to resell any shares immediately, under this prospectus.

All information with respect to share ownership has been furnished by or on behalf of the selling shareholders. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the notes to the table below, each of them has sole voting and investment power with respect to the shares of common stock owned by them. Because the selling shareholders may resell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling shareholders.

To our knowledge, none of the selling shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years, except as described (i) in this prospectus, including in the footnotes to the table below and under “Material Relationships” below, (ii) in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 25, 2015, including Note 13 to our consolidated financial statements, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2014 filed with the SEC on April 10, 2015, which information is incorporated herein by reference, (iii) in our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 11, 2015, including under “Transactions with Related Persons,” which information is incorporated herein by reference and (iv) in the other documents incorporated herein by reference.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based on 273,700,583 shares of our common stock outstanding as of June 30, 2015, and the shares of common stock beneficially owned by the respective selling shareholder, as set forth in the following table and more fully described in the applicable footnotes.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2015 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Shares beneficially owned prior to offering
	Number(1)	Options exercisable within 60 days	Number of shares being offered	Shares beneficially owned after the offering
Name and address of selling shareholder				Number(1)	Percent
Advent Capital (No. 3) Limited (2)	3,131,876	—	3,131,876	—	*
Clearwater Insurance Company(2)	469,701	—	469,701	—	*
Clearwater Select Insurance Company(2)	6,389,723	—	6,389,723	—	*
Fairfax Financial Holdings Master Trust Fund(2)	750,000	—	750,000	—	*
Harold L. Hickey(3)	1,089,015	447,950	641,065	447,950	*
Jeffrey D. Benjamin	464,553	81,250	383,303	81,250	*
Northbridge General Insurance Company(2)	55,816	—	55,816	—	*
Odyssey Reinsurance Company(2)	2,972,446	—	2,972,446	—	*
Oaktree Value Opportunities Fund Holdings, L.P. (4)	1,331,250	81,250	1,253,750	81,250	*
OCM Principal Opportunities Fund III, L.P.(4)	3,223,650	81,250	3,146,150	81,250	*
OCM Principal Opportunities Fund IIIA, L.P.(4)	138,850	81,250	61,350	81,250	*
OCM EXCO Holdings, LLC(4)	19,818,091	81,250	19,740,591	81,250	*
OCM Principal Opportunities Fund IV Delaware, L.P.(4)	21,068,091	81,250	20,990,591	81,250	*
RiverStone Insurance Limited(2)	1,608,565	—	1,608,565	—	*
Robert L. Stillwell(5)	178,354	81,250	97,104	81,250	*
WLR IV Exco AIV One, L.P.(6)	6,342,150	—	6,342,150	—	*
WLR IV Exco AIV Two, L.P.(6)	6,347,116	—	6,347,116	—	*
WLR IV Exco AIV Three, L.P.(6)	6,343,595	—	6,343,595	—	*
WLR IV Exco AIV Four, L.P.(6)	6,342,477	—	6,342,477	—	*
WLR IV Exco AIV Five, L.P.(6)	6,344,754	—	6,344,754	—	*
WLR IV Exco AIV Six, L.P.(6)	6,344,076	—	6,344,076	—	*
WLR Select Co-Investment XCO AIV, L.P.(6)	9,406,144	—	9,406,144	—	*
WLR/GS Master Co-Investment XCO AIV, L.P.(6)	3,488,710	—	3,488,710	—	*
WLR IV Parallel ESC, L.P.(6)	145,028	—	145,028	—	*
Zenith Insurance Company(2)	2,160,785	—	2,160,785	—	*

(1)	Includes the options exercisable within 60 days shown in the option column.

(2)

V. Prem Watsa is the Chairman and Chief Executive Officer of Fairfax Financial Holdings Limited (“Fairfax”). Each of 1109519 Ontario Limited (“1109519”), The Sixty Two Investment Company Limited (“Sixty Two”) and 810679 Ontario Limited (“810679” and, together with 1109519 and Sixty Two, the “Watsa Entities”) are controlled by Mr. Watsa and the Watsa Entities control approximately 44% of the total votes attached to all voting shares of Fairfax. Each of Advent Capital (No. 3) Limited (“Advent”), Clearwater Insurance Company (“Clearwater”), Clearwater Select Insurance Company (“Clearwater Select”), Northbridge General Insurance Company (“Northbridge”), Odyssey Reinsurance Company (“Odyssey”), RiverStone Insurance Limited (“RiverStone”) and Zenith Insurance Company (“Zenith”) are wholly owned subsidiaries of Fairfax. Hamblin Watsa Investment Counsel Ltd. (“Hamblin Watsa”), a wholly owned subsidiary of Fairfax, is the investment manager of Fairfax Financial Holdings Master Trust Fund (“Trust Fund”) and as such has voting and dispositive power with respect to the shares of our common stock owned by Trust Fund. As such, each of Mr. Watsa, 1109519, Sixty Two, 810679 and Fairfax may be deemed to have shared voting and dispositive power with respect to the shares of our common stock owned by Advent, Clearwater, Clearwater Select, Northbridge, Odyssey, RiverStone, Trust Fund and Zenith. The business address of each of Mr. Watsa, 1109519, 810679 and Fairfax is 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7; the business address of Sixty Two is 1600 Cathedral Place, 925 West Georgia St., Vancouver, British Columbia V6C 3L3; the business address of Advent is 2 Minster Court, Mincing Lane, London EC3R 7BB; the business address of Clearwater is 250 Commercial St, Suite 5000, Manchester, New Hampshire 03101; the business address of Northbridge General is 105 Adelaide Street West, 3rd Floor, Toronto, Ontario, Canada M5H 1P9;

the business address of Odyssey Reinsurance is 300 First Stamford Place, Stamford, Connecticut 06902; the business address and principal office address of Clearwater Select is 300 First Stamford Place, Stamford, Connecticut 06902; the business address and principal office address of RiverStone is 161-163 Preston Road, Brighton, East Sussex, BN1 6AU, England; and the business address and principal office address of Zenith is 21255 Califa Street, Woodland Hills, California 91367-5021.
(3)	Harold L. Hickey serves as our Chief Executive Officer and President. Includes 20,815 shares held by Mr. Hickey in a 401(k) account.
(4)	OCM Opportunities Fund V, L.P. (“Opps V”), OCM Opportunities Fund VI, L.P. (“Opps VI”) and OCM Opportunities Fund VII, L.P. (“Opps VII”) are the members of OCM EXCO Holdings, LLC (“EXCO Holdings”). OCM Opportunities Fund V GP, L.P. (“Opps V GP”) is the general partner of Opps V. OCM Opportunities Fund VI GP, L.P. (“Opps VI GP”) is the general partner of Opps VI. OCM Opportunities Fund VII GP, L.P. (“Opps VII GP”) is the general partner of Opps VII. OCM Opportunities Fund VII GP, Ltd. (“Opps VII Ltd.”) is the general partner of Opps VII GP. Oaktree Value Opportunities Fund GP, L.P. (“VOF GP”) is the general partner of Oaktree Value Opportunities Fund Holdings, L.P. (“VOF”). Oaktree Value Opportunities Fund GP, Ltd. (“VOF Ltd.”) is the general partner of VOF GP.

OCM Principal Opportunities Fund III GP, L.P. (“POF 3 GP”) is the general partner of each of OCM Principal Opportunities Fund III, L.P. (“POF 3”) and OCM Principal Opportunities Fund IIIA, L.P. (“POF 3A”). OCM Principal Opportunities Fund IV Delaware GP, Inc. (“POF 4D GP”) is the general partner of OCM Principal Opportunities Fund IV Delaware, L.P. (“POF 4D”). OCM Principal Opportunities Fund IV, L.P. (“POF 4”) is the sole shareholder of POF 4D GP. OCM Principal Opportunities Fund IV GP, L.P. (“POF 4 GP”) is the general partner of POF 4. OCM Principal Opportunities Fund IV GP, Ltd. (“POF 4 Ltd.”) is the general partner of POF 4 GP, Oaktree Capital Management, L.P. (“OCM”) is the sole director of each of Opps VII Ltd., VOF Ltd. and POF 4 Ltd. Oaktree Holdings, Inc. is the general partner of OCM. Oaktree Fund GP I, L.P. (“GPI”) is the sole shareholder of each of Opps VII Ltd., VOF Ltd. and POF 4 Ltd. and is the general partner of each of Opps V GP, Opps VI GP and POF 3 GP.

Oaktree Capital I, L.P. is the general partner of GPI. The general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC. The managing member of Oaktree Holdings, LLC and the sole shareholder of Oaktree Holdings, Inc. is Oaktree Capital Group, LLC. The duly elected manager of Oaktree Capital Group, LLC is Oaktree Capital Group Holdings GP, LLC. Oaktree Capital Group Holdings GP, LLC is managed by an executive committee consisting of Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, Stephen A. Kaplan, John B. Frank, David Kirchheimer and Jay S. Wintrob (the “OCGH GP Members”). In such capacity, the OCGH GP Members may be deemed to have indirect beneficial ownership of the common stock held directly by EXCO Holdings, VOF, POF 3, POF 3A and POF 4D (together, the “Oaktree Shareholders”). Each OCGH GP Member and each of the partners, managing members, directors and managers described above expressly disclaims beneficial ownership of the common stock held directly by the Oaktree Shareholders, except to the extent of his or its pecuniary interests therein. The business address for each of the foregoing entities and persons is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

In addition, the Oaktree Shareholders also beneficially own (a) 5,000 shares of restricted stock granted to Mr. Ford, a Managing Director of OCM, on October 30, 2014 that vest in full on October 30, 2015, subject to certain conditions, and (b) the vested portion of (i) an option to purchase 50,000 shares of our common stock issued to Mr. Ford as an initial grant upon becoming one of our directors in December 2007, all of which have vested, (ii) an option to purchase 15,000 shares of our common stock issued to Mr. Ford on December 1, 2009, all of which have vested, (iii) an option to purchase 5,000 shares of our common stock issued to Mr. Ford on November 5, 2010, all of which have vested, (iv) an option to purchase 5,000 shares of our common stock issued to Mr. Ford on November 4, 2011, all of which have vested, (v) an option to purchase 5,000 shares of our common stock issued to Mr. Ford on November 1, 2012, of which 3,750 shares have vested and (vi) an option to purchase 5,000 shares of our common stock issued to Mr. Ford on November 1, 2013, of which 2,500 shares have vested. The shares of restricted stock and options described in the preceding sentence were granted in connection with Mr. Ford’s appointment to and service on our

Board of Directors, and are held directly by Mr. Ford for the benefit of OCM FIE, LLC (“FIE”). Pursuant to the policies of OCM, Mr. Ford must hold these stock options and shares of restricted stock on behalf of and for the sole benefit of FIE and has assigned all economic, pecuniary and voting rights to FIE. Mr. Ford disclaims beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein.

(5)	Robert L. Stillwell serves as a member of our Board of Directors.

(6)	WLR IV Exco AIV One, L.P. (“Fund IV AIV One”) holds directly 6,342,150 shares of our common stock, WLR IV Exco AIV Two, L.P. (“Fund IV AIV Two”) holds directly 6,347,116 shares of our common stock, WLR IV Exco AIV Three, L.P. (“Fund IV AIV Three”) holds directly 6,343,595 shares of our common stock, WLR IV Exco AIV Four, L.P. (“Fund IV AIV Four”) holds directly 6,342,477 shares of our common stock, WLR IV Exco AIV Five, L.P. (“Fund IV AIV Five”) holds directly 6,344,754 shares of our common stock, WLR IV Exco AIV Six, L.P. (“Fund IV AIV Six”) holds directly 6,344,076 shares of our common stock, WLR Select Co-Investment XCO AIV, L.P. (“Co-Invest Fund AIV”) holds directly 9,406,144 shares of our common stock, WLR/GS Co-Investment XCO AIV, L.P. (“WLR/GS Fund AIV”) holds directly 3,488,710 shares of our common stock and WLR IV Parallel ESC, L.P. (“Parallel Fund”) holds directly 145,028 shares of our common stock. Wilbur L. Ross, Jr. is the Chairman and Chief Strategy Officer of WL Ross & Co. LLC and the managing member of El Vedado, LLC, the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC, WLR Select Associates LLC and WLR Master Co-Investment GP, LLC. WLR Recovery Associates IV LLC is the general partner of Fund IV AIV One, Fund IV AIV Two, Fund IV AIV Three, Fund IV AIV Four, Fund IV AIV Five and Fund IV AIV Six. WLR Select Associates LLC is the general partner of Co-Invest Fund AIV. WLR Master Co-Investment GP, LLC is the general partner of WLR/GS Fund AIV. WL Ross & Co. LLC is the investment manager of Fund IV AIV One, Fund IV AIV Two, Fund IV AIV Three, Fund IV AIV Four, Fund IV AIV Five, Fund IV AIV Six, Co-Invest Fund AIV, WLR/GS Fund AIV and Parallel Fund. Invesco Private Capital, Inc. is the managing member of INVESCO WLR IV Associates LLC, which is in turn the general partner of Parallel Fund. INVESCO WLR IV Associates LLC and WLR Recovery Associates IV LLC have agreed that Parallel Fund will make investments on a pro rata basis in parallel with WLR Recovery Fund IV, L.P.

Accordingly, (i) Mr. Ross, WL Ross & Co. LLC, El Vedado, LLC, WL Ross Group, L.P. and WLR Recovery Associates IV LLC may be deemed to share voting and dispositive power over the shares held by Fund IV AIV One, Fund IV AIV Two, Fund IV AIV Three, Fund IV AIV Four, Fund IV AIV Five and Fund IV AIV Six; (ii) Mr. Ross, WL Ross & Co. LLC, El Vedado, LLC, WL Ross Group, L.P. and WLR Select Associates LLC may be deemed to share voting and dispositive power over the shares held by Co-Invest Fund AIV; (iii) Mr. Ross, WL Ross & Co. LLC, El Vedado, LLC, WL Ross Group, L.P. and WLR Master Co-Investment GP, LLC may be deemed to share voting and dispositive power over the shares held by WLR/GS Fund AIV; and (iv) Mr. Ross, WL Ross & Co. LLC, El Vedado, LLC, WL Ross Group, L.P., WLR Recovery Associates IV LLC, Invesco Private Capital, Inc. and INVESCO WLR IV Associates LLC may be deemed to share voting and dispositive power over the shares held by Parallel Fund. Each of Mr. Ross, WL Ross & Co. LLC, El Vedado, LLC, WL Ross Group, L.P., WLR Recovery Associates IV LLC, WLR Select Associates LLC, WLR Master Co-Investment GP, LLC, Invesco Private Capital, Inc. and INVESCO WLR IV Associates LLC hereby disclaims beneficial ownership of any of the securities described above, except to the extent of any pecuniary interest therein. Each of Fund IV AIV One, Fund IV AIV Two, Fund IV AIV Three, Fund IV AIV Four, Fund IV AIV Five, Fund IV AIV Six, Co-Invest Fund AIV, WLR/GS Fund AIV and Parallel Fund each disclaim beneficial ownership of the shares held directly by any of the others. The business address for each of the foregoing persons and entities is c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, New York, 10036.

*	Less than 1%.

Selling shareholders, or their affiliates, set forth in the table above may participate from time to time in equity or debt financing arrangements with EXCO or its subsidiaries.

Registration Rights of Selling Shareholders

The selling shareholders have registration rights pursuant to a registration rights agreement entered into on October 3, 2005, as amended and restated on December 30, 2005 (the “2005 Registration Rights Agreement”), by and among EXCO Holdings Inc. (our predecessor by merger) and the Initial Holders (as defined therein). In addition, certain shares of our common stock acquired in the future by the holders of registrable securities under the 2005 Registration Rights Agreement will be covered by the agreement. Certain selling shareholders also have registration rights pursuant to a registration rights agreement entered into on March 28, 2007 (the “2007 Registration Rights Agreement,” and together with the 2005 Registration Rights Agreement, the “Registration Rights Agreements”).

The registration statement, of which this prospectus forms a part, is filed in accordance with the Registration Rights Agreements. The Registration Rights Agreements are described below.

2005 Registration Rights Agreement

Registrations. Pursuant to the 2005 Registration Rights Agreement, all holders of unregistered shares of our common stock who are subject to the agreement can require us to register their shares in certain circumstances. In addition, if we file a registration statement registering other shares of our common stock, the holders of shares subject to the agreement can require that we include their shares in such registration statement, subject to certain exceptions.

We are filing this registration statement to cover the resale of (i) certain shares that were previously registered under a registration statement on Form S-3 (No. 333-166131) that was filed in 2010 (the “2010 Registration Statement”), (ii) certain shares that may have become subject to the 2005 Registration Rights Agreement since we filed the 2010 Registration Statement, (iii) certain shares that were previously registered under this registration statement on Form S-3 (File No. 333-193660), which was filed in January 2014 upon the closing of a rights offering, or the 2014 Registration Statement, and (iv) certain shares that may have become subject to the 2005 Registration Rights Agreement since we filed the 2014 Registration Statement. Any unsold shares under the 2010 Registration Statement have been deregistered from such 2010 Registration Statement.

If we at any time or from time to time propose to register any of our securities under the Securities Act, other than in an initial public offering or registrations on Form S-4 or Form S-8, then all holders of shares of our common stock subject to the 2005 Registration Rights Agreement will be entitled to piggyback registration rights, subject to certain exceptions, allowing them to have their shares included in the registration. These piggyback registrations are subject to delay or termination of the registration in certain circumstances.

Postponements and limitations. Under certain circumstances and subject to certain limitations, we may postpone a registration if our board of directors determines in good faith that effecting such a registration or continuing the disposition of common stock would have a material adverse effect on us, or would not be in our best interests. Furthermore, the underwriters of any underwritten offering may, subject to certain limitations, limit the number of shares included in the registration.

Amendments and waivers. The provisions of the 2005 Registration Rights Agreement may not be amended, terminated or waived without the written consent of us, of holders of a majority of the registrable securities then held by the Investor Holders (as defined therein) and holders of a majority of the registrable securities then held by the Management Holders (as defined therein).

Holdback arrangements. Upon entering into the 2005 Registration Rights Agreement, each holder of registrable securities agreed that, subject to the terms of the Registration Rights Agreement, at the request of the sole or lead managing underwriter in an underwritten offering, it would not make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144 under the Securities Act, of any registrable securities during the five days prior to, and the time period (up to 90 days) requested by the underwriter following, an underwritten offering.

Indemnification. We have agreed to indemnify holders against certain liabilities under the Securities Act in respect of any resale registration.

2007 Registration Rights Agreement

Common Shelf Registration. Pursuant to the 2007 Registration Rights Agreement, we agreed to file with the SEC, a registration statement to register the offer and sale of the common stock issuable upon conversion of our preferred stock. We filed a registration statement on Form S-3 (No. 333-145885) in 2007 (the “2007 Registration Statement”) that covered the offer and sale of all of the shares of common stock that are subject to the 2007 Registration Rights Agreement. We also filed the 2010 Registration Statement to cover the resale of certain unsold shares that were previously registered under the 2007 Registration Statement. We are filing this registration statement to cover the resale of certain unsold shares that were previously registered under the 2010 Registration Statement. Such unsold shares have been deregistered from such 2010 Registration Statement.

Registration Defaults. If a registration statement ceases to remain effective or if we restrict sales under a registration statement under certain “blackout provisions” for longer than the contractually permitted period, we must pay liquidated damages at a calculated rate based upon the liquidation preference of the registrable shares prior to their conversion to common stock, the length of the default and the number of shares of common stock into which the shares of preferred stock converted.

Amendments and waivers. The provisions of the 2007 Registration Rights Agreement may not be amended, modified, supplemented, or waived without the written consent of us and of holders of a majority of the registrable shares then outstanding.

Indemnification. We have agreed to indemnify holders against certain liabilities under the Securities Act in respect of any such resale registration.

Material Relationships

B. James Ford, a portfolio manager of Oaktree’s global principal group, has served as a director of EXCO since December 2007. As of June 30, 2015, Oaktree, directly or through certain affiliates, beneficially owned approximately 16.5% of our common stock.

Samuel A. Mitchell, a managing director of Hamblin Watsa, has served as a director of EXCO since June 2013. As of June 30, 2015, Fairfax, directly or through certain affiliates, beneficially owned approximately 6.4% of our common stock.

Wilbur L. Ross, Jr., the chairman and chief strategy officer of WL Ross, has served as a director of EXCO since March 2012. As of June 30, 2015, WL Ross, directly or through certain affiliates, beneficially owned approximately 18.7% of our common stock. Investment accounts managed by Invesco Advisers, Inc. were previously lenders under the EXCO Resources Credit Agreement from July 2013 until the term loan was repaid in April 2014. Invesco Advisers, Inc. is an indirect owner of WL Ross.

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the resale of these shares by the selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, from time to time. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, or otherwise. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, at negotiated prices, or otherwise. These sales may be effected in transactions, which may involve, without limitation:

•	crosses or block transactions

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	sales pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	underwritten offerings;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by a prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus.

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under such prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

Each selling shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus. At the time a particular offering of the shares of common stock is made, a prospectus, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. If any selling shareholder is deemed to be an underwriter, such selling shareholder may be subject to certain statutory liabilities under the Securities Act and other applicable securities laws.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to this registration statement.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with federal securities or state “blue sky” or securities laws; provided, however, that a selling shareholder will pay all discounts and commissions, if any, to underwriters, selling brokers, dealer managers and similar persons. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in a prospectus, in accordance with the Registration Rights Agreements, or we may be entitled to contribution.

We have agreed with the selling shareholders who hold shares covered by the 2005 Registration Rights Agreement to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by such agreement and the registration statement may be sold pursuant to Rule 144(b)(1) (the successor to Rule 144(k)) under the Securities Act.

We have agreed with the selling shareholders who hold shares covered by the 2007 Registration Rights Agreement to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by such agreement and this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 under the Securities Act or (ii) the date on which all of the shares covered by such agreement are eligible for resale pursuant to Rule 144(b)(1) (the successor to Rule 144(k)) under the Securities Act.

Once sold under the registration statement, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation authorizes us to issue a total of 360,000,000 shares of capital stock, consisting of 350,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. At the 2015 Annual Meeting of Shareholders, we will seek shareholder approval of an amended and restated certificate of formation that, among other things, increases the total number of authorized shares of capital stock to 790,000,000, consisting of 780,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following description of our capital stock is intended to be a summary, and you should read it in conjunction with our articles of incorporation and second amended and restated bylaws filed with the SEC.

Common stock

Under our articles of incorporation, we may issue 350,000,000 shares of common stock, with a par value of $0.001 per share. As of June 30, 2015, there were 273,700,583 shares of our common stock outstanding. All shares of our common stock have one vote per share. Shareholders may not utilize cumulative voting for the election of directors. The vote or concurrence of two-thirds of the outstanding voting shares of our common stock is necessary to effectuate:

•	any amendment to the articles of incorporation;

•	the approval of any merger or consolidation;

•	any sale, lease, exchange or other disposition not in the ordinary course of business of all, or substantially all, of our property or assets; or

•	our dissolution.

Shareholders of our common stock may receive dividends, when and as declared by the Board of Directors, if funds are legally available for the payment of dividends, subject to the preferential dividend rights of any outstanding shares of preferred stock. Shares of our common stock have no preemptive, conversion, sinking fund, redemption or similar provisions. In the event of our liquidation, shareholders of our common stock participate on a pro rata basis in the distribution of any of our assets that are remaining after the payment of liabilities and any liquidation preference on outstanding shares of preferred stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred stock

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock. As of June 30, 2015, we did not have any shares of preferred stock outstanding. Under our articles of incorporation, the Board of Directors has the authority to create new series of preferred stock, and the shares of each series shall have rights and preferences as designated by resolution of the Board of Directors. In the designation of any series of preferred stock, the Board of Directors has authority, without further action by the holders of our common stock, to fix the number of shares constituting that series and to fix the dividend rights, dividend rate, conversion rights, terms of redemption and the liquidation preferences of that series of preferred stock. The issuance of additional preferred stock could further adversely affect the voting power of holders of our common stock and the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

Anti-takeover effects of provisions of Texas law, our articles of incorporation and bylaws

Under the Texas Business Organizations Code, as amended, or the TBOC, class voting is required in connection with certain amendments of a corporation’s charter, a merger or consolidation requiring shareholder approval and certain sales of all or substantially all of the corporation’s assets.

Our articles of incorporation currently permit the Board of Directors to issue up to 10,000,000 shares of preferred stock and to establish, by resolution, one or more series of preferred stock and the powers, designations, preferences and participating, optional or other special rights of each share of preferred stock. The preferred stock may be issued on terms that are unfavorable to the holders of our common stock, including the grant of superior voting rights, the grant of preferences in favor of preferred shareholders in the payment of dividends and upon our liquidation and the designation of conversion rights that entitle holders of our preferred stock to convert their shares into our common stock on terms that are dilutive to holders of our common stock.

The issuance of additional preferred stock may make a takeover or change in control of us more difficult, and may discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. It could, therefore, prevent shareholders from receiving a premium over the market price for the shares of common stock they hold.

Our articles of incorporation and bylaws provide that special meetings of our shareholders may be called by one or more shareholders only if such shareholder(s) hold shares aggregating at least 25% of the voting power at a meeting at which the holders of all shares entitled to vote on the action or actions were present and voted. Our bylaws also provide that any shareholder seeking to bring business before, or to nominate candidates for election as directors at, an annual meeting of shareholders must be a shareholder of record at the time we give notice of the annual meeting, be entitled to vote at the annual meeting and provide timely notice of its proposal in writing to the corporate secretary. These provisions could have the effect of discouraging attempts to acquire us or change the policies formulated by our management even if some or a majority of our shareholders believe these actions are in their best interest. These provisions could, therefore, prevent shareholders from receiving a premium over the market price for the shares of common stock they hold.

Texas law and certain corporate provisions

In our articles of incorporation, we opted out of the provisions of Article 13 of the Texas Business Corporation Act, which is the predecessor to Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law. The Texas Business Combination Law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:

•	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Limitations on liability

Our articles of incorporation provide that to the fullest extent permitted by Texas law, our directors will have no personal liability to us or our shareholders for any acts or omissions in the director’s performance of his or her duties as a director. Section 7.001 of the TBOC permits us to limit the personal liability of directors to us or our shareholders for monetary damages for any act or omission in a director’s capacity as director, except for liability for any of the following:

(i)	A breach of the director’s duty of loyalty to us or our shareholders;

(ii)	An act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or knowing violation of law;

(iii)	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(iv)	An act or omission for which the liability of a director is expressly provided by an applicable statute.

Article XIV of our articles of incorporation further provides that if Texas law is amended to authorize further elimination of the personal liability of directors for or with respect to any acts or omissions in the performance of their duties as directors, then the liability of a director shall be eliminated to the fullest extent permitted by Texas law, as so amended. Any repeal or modification of Article XIV by our shareholders will not adversely affect any right or protection of a director existing immediately prior to such repeal or modification.

Article XIII of our articles of incorporation and Article VI of our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Texas law. Our bylaws further provide that we must pay or reimburse reasonable expenses incurred by one of our directors or officers who was, is or is threatened to be made a named defendant or respondent in a proceeding to the maximum extent permitted under Texas law.

Indemnification agreements

We have entered into indemnification agreements with each of Mark F. Mulhern, our former executive vice president, chief financial officer and interim chief accounting officer and a former director, and Vincent J. Cebula, a former director, pursuant to which we have agreed to indemnify them to the fullest extent permitted by the laws of the State of Texas and advance certain expenses as described therein. We entered into the indemnification agreements with Messrs. Mulhern and Cebula in consideration of their agreement to serve on a special committee of the Board of Directors in 2010.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004-1123, (212) 509-4000.

EXPERTS

The consolidated balance sheets of EXCO Resources, Inc. and its subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT PETROLEUM ENGINEERS

Lee Keeling and Associates, Inc., independent petroleum engineers, Tulsa, Oklahoma, prepared the Proved Reserves estimates with respect to our non-shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Netherland, Sewell & Associates, Inc., independent petroleum engineers, Dallas, Texas, prepared the Proved Reserves estimates with respect to our shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Ryder Scott Company, L.P., independent petroleum engineers, Houston, Texas, prepared the Proved Reserves estimates with respect to our shale properties in the South Texas region included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

LEGAL MATTERS

The validity of the shares of common stock offered hereby have been passed upon for us by Haynes and Boone, LLP, Dallas, Texas.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the effectiveness of the registration statement and prior to the termination of the offering (excluding any disclosures that are furnished and not filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015 and our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2014 filed with the SEC on April 10, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on April 29, 2015;

•

Our Current Reports on Form 8-K filed with the SEC on February 12, 2015, March 6, 2015, March 10, 2015, April 2, 2015, April 23, 2015, April 27, 2015, May 20, 2015, May 28, 2015, June 1, 2015 and July 8,

2015; and our Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on May 26, 2015; and

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 11, 2015.

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request in writing, by telephone or via the internet, a copy of the information that has been incorporated by reference in this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). You should direct any requests for copies to:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

(214) 368-2084

Attn: General Counsel and Secretary

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information included in the registration statement and all of the exhibits and schedules thereto. For further information about EXCO, you should refer to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

We are subject to the informational requirements of the Exchange Act, and in accordance with the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this registration statement, are available over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC at that address. Please call 1-800-SEC-0330 for further information on the operations of the Public Reference Room.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are made available free of charge on our website at www.excoresources.com as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the SEC. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

135,349,733 Shares

EXCO Resources, Inc.

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement. All of the amounts shown are estimates, except for the Securities and Exchange Commission, or the SEC, registration fee.

SEC registration fee	$92,570
Printing and engraving expenses	3,000	*
Accounting fees and expenses	15,000	*
Engineering fees and expenses	3,000	*
Legal fees and expenses	60,000	*
Miscellaneous expenses	5,000	*

Total	$178,570	*

*	Estimate.

Item 15. Indemnification of Directors and Officers.

EXCO Resources, Inc.

Article XIV of our Third Amended and Restated Articles of Incorporation provides that to the fullest extent permitted by Texas law, our directors will have no personal liability to us or our shareholders for any acts or omissions in the director’s performance of his or her duties as a director. Section 7.001 of the Texas Business Organizations Code, or the TBOC, permits a Texas corporation to limit the personal liability of its directors to such corporation or its shareholders for monetary damages for any act or omission in a director’s capacity as director, except for liability for any of the following:

(i)	A breach of the director’s duty of loyalty to the corporation or its shareholders;

(ii)	An act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or knowing violation of law;

(iii)	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(iv)	An act or omission for which the liability of a director is expressly provided by an applicable statute.

Article XIV further provides that if Texas law is amended to authorize further elimination of the personal liability of directors for or with respect to any acts or omissions in the performance of their duties as directors, then the liability of a director shall be eliminated to the fullest extent permitted by Texas law, as so amended. Any repeal or modification of Article XIV by our shareholders will not adversely affect any right or protection of a director existing immediately prior to such repeal or modification.

Article XIII of our Third Amended and Restated Articles of Incorporation and Article VI of our Second Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Texas law. Our Second Amended and Restated Bylaws further provide that we must pay or reimburse reasonable expenses incurred by one of our directors or officers who was, is or is threatened to be made a named defendant or respondent in a proceeding to the maximum extent permitted under Texas law.

Under Sections 8.101, 8.102 and 8.103 of the TBOC, subject to the procedures and limitations stated therein, a Texas corporation may indemnify a director who was, is or is threatened to be made a respondent in a proceeding against a judgment and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification:

(i)	acted in good faith;

(ii)	reasonably believed that (A) in the case of conduct in his or her official capacity, his or her conduct was in or was not opposed to the corporation’s best interests and (B) in any other case, that his or her conduct was not opposed to the corporation’s best interests; and

(iii)	in the case of a criminal proceeding, did not have a reasonable cause to believe his or her conduct was unlawful.

Under Section 8.105 of the TBOC, a Texas corporation may indemnify an officer as provided by its governing documents, by action of its board of directors, by action of its shareholders, by contract or by common law.

Sections 8.051 and 8.105 of the TBOC require a Texas corporation to indemnify a director, former director or officer against reasonable expenses actually incurred by the director, former director or officer in connection with a proceeding in which the director, former director or officer is a respondent because the director, former director or officer is or was in that position if the director, former director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The TBOC prohibits a Texas corporation from indemnifying a director in respect of a proceeding in which the director is found liable to the corporation or is found liable because a personal benefit was improperly received by him or her, other than for reasonable expenses actually incurred by him or her in connection with the proceeding, not including a judgment, penalty, fine or tax. The TBOC prohibits a Texas corporation entirely from indemnifying a director in respect of any such proceeding in which the director is found liable for willful or intentional misconduct in the performance of his or her duties to the corporation, breach of the duty of loyalty to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the director to the corporation.

Under Sections 8.052 and 8.105 of the TBOC, a court may order a Texas corporation to indemnify a director, former director or officer if the court determines that the director, former director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. If, however, the director, former director or officer is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses actually incurred by him or her in connection with the proceeding.

Insurance

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, under insurance policies, the premiums of which we pay. The effect of these policies is to indemnify any of our officers and directors against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

In addition, we have entered into indemnification agreements with each of Mark F. Mulhern, our former executive vice president, chief financial officer and interim chief accounting officer and a former director, and Vincent J. Cebula, a former director, pursuant to which we have agreed to indemnify them to the fullest extent permitted by the laws of the State of Texas and advance certain expenses as described therein. We entered into the indemnification agreements with Messrs. Mulhern and Cebula in consideration of their agreement to serve on a special committee of the board of directors in 2010.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2015.

EXCO RESOURCES, INC.

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Harold L. Hickey	President and Chief Executive Officer	July 16, 2015
Harold L. Hickey	(Principal Executive Officer)

/s/ Richard A. Burnett Richard A. Burnett	Chief Financial Officer, Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 16, 2015

*	Chairman of the Board (non-executive)	July 16, 2015
Jeffrey D. Benjamin

*	Director	July 16, 2015
B. James Ford

*	Director	July 16, 2015
Samuel A. Mitchell

*	Director	July 16, 2015
Jeffrey S. Serota

*	Director	July 16, 2015
Robert L. Stillwell

*By:	/s/ Harold L. Hickey
Harold L. Hickey
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as Exhibit 3.1 to EXCO’s Current Report on Form 8-K (File No. 001-32743), dated February 8, 2006 and filed on February 14, 2006 and incorporated by reference herein.

4.2	Articles of Amendment to Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as Exhibit 10.1 to EXCO’s Current Report on Form 8-K (File No. 001-32743), dated August 30, 2007 and filed on September 5, 2007 and incorporated by reference herein.

4.3	Second Amended and Restated Bylaws of EXCO Resources, Inc., filed as Exhibit 3.1 to EXCO’s Current Report on Form 8-K, dated March 4, 2009 and filed on March 6, 2009 and incorporated by reference herein.

4.4	Specimen Common Stock Certificate, filed as Exhibit 4.11 to EXCO’s Registration Statement on Form S-3, dated December 17, 2013 and filed on December 17, 2013 and incorporated by reference herein.

4.5	Investment Agreement, dated December 17, 2013, by and among WLR Recovery Fund IV XCO AIV I, L.P., WLR Recovery Fund IV XCO AIV II, L.P., WLR Recovery Fund IV XCO AIV III, L.P., WLR Select Co-Investment XCO AIV, L.P., WLR/GS Master Co-Investment XCO AIV, L.P., WLR IV Parallel ESC, L.P. and EXCO Resources, Inc., filed as Exhibit 4.13 to EXCO’s Registration Statement on Form S-3 dated December 17, 2013 and filed on December 17, 2013 and incorporated by reference herein.

4.6	Investment Agreement, dated December 17, 2013, by and between Hamblin Watsa Investment Counsel Ltd., as representative of several investors, and EXCO Resources, Inc., filed as Exhibit 4.14 to EXCO’s Registration Statement on Form S-3 dated December 17, 2013 and filed on December 17, 2013 and incorporated by reference herein.

4.7	First Amended and Restated Registration Rights Agreement, dated as of December 30, 2005, by and among EXCO Holdings Inc. and the Initial Holders (as defined therein), filed as Exhibit 10.47 to EXCO’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-129935), filed on January 6, 2006 and incorporated by reference herein.

4.8	Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the 7.0% Cumulative Convertible Perpetual Preferred Stock and the Hybrid Preferred Stock, filed as Exhibit 4.1 to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.9	Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the Hybrid Preferred Stock, filed as Exhibit 4.2 to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.10	Joinder Agreement to Registration Rights Agreement, dated January 17, 2014, by and among EXCO Resources, Inc. and WLR IV Exco AIV One, L.P., WLR IV Exco AIV Two, L.P., WLR IV Exco AIV Three, L.P., WLR IV Exco AIV Four, L.P., WLR IV Exco AIV Five, L.P., WLR IV Exco AIV Six, L.P., WLR Select Co-Investment XCO AIV, L.P., WLR/GS Master Co-Investment XCO AIV, L.P. and WLR IV Parallel ESC, L.P., filed as Exhibit 4.2 to EXCO’s Current Report on Form 8-K, dated January 17, 2014 and filed on January 21, 2014 and incorporated by reference herein.

4.11	Joinder Agreement to Registration Rights Agreement, dated January 17, 2014, by and among EXCO Resources, Inc. and Advent Syndicate 780, Clearwater Insurance Company, Northbridge General Insurance Company, Odyssey Reinsurance Company, Clearwater Select Insurance Company, Riverstone Insurance Limited, Zenith Insurance Company and Fairfax Master Trust Fund, filed as Exhibit 4.3 to EXCO’s Current Report on Form 8-K, dated January 17, 2014 and filed on January 21, 2014 and incorporated by reference herein.

4.12	Registration Rights Waiver, dated as of April 10, 2015, by and among EXCO Resources, Inc. and Jeffrey D. Benjamin, filed as Exhibit 10.2 to EXCO’s Current Report on Form 8-K, dated April 21, 2015 and filed on April 27, 2015 and incorporated by reference herein.

4.13	Registration Rights Waiver, dated as of April 10, 2015, by and among EXCO Resources, Inc. and Robert L. Stillwell, filed as Exhibit 10.3 to EXCO’s Current Report on Form 8-K, dated April 21, 2015 and filed on April 27, 2015 and incorporated by reference herein.

4.14	Registration Rights Waiver, dated as of April 10, 2015, by and among EXCO Resources, Inc. and Harold L. Hickey, filed as Exhibit 10.4 to EXCO’s Current Report on Form 8-K, dated April 21, 2015 and filed on April 27, 2015 and incorporated by reference herein.

4.15	Registration Rights Waiver, dated as of April 13, 2015, by and among EXCO Resources, Inc. and Advent Capital (No. 3) Limited, Clearwater Insurance Company, Clearwater Select Insurance Company, Fairfax Financial Holdings Master Trust Fund, Northbridge General Insurance Company, Odyssey Reinsurance Company, RiverStone Insurance Limited, Zenith Insurance Company and Hamblin Watsa Investment Counsel, Ltd., filed as Exhibit 10.5 to EXCO’s Current Report on Form 8-K, dated April 21, 2015 and filed on April 27, 2015 and incorporated by reference herein.

4.16	Registration Rights Waiver, dated as of April 13, 2015, by and among EXCO Resources, Inc. and OCM EXCO Holdings, LLC, OCM Principal Opportunities Fund IV Delaware, L.P., OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P. and Oaktree Value Opportunities Fund Holdings, L.P., filed as Exhibit 10.6 to EXCO’s Current Report on Form 8-K, dated April 21, 2015 and filed on April 27, 2015 and incorporated by reference herein.

4.17	Registration Rights Waiver, dated as of April 21, 2015, by and among EXCO Resources, Inc. and WLR IV Exco AIV One, L.P., WLR IV Exco AIV Two, L.P., WLR IV Exco AIV Three, L.P., WLR IV Exco AIV Four, L.P., WLR IV Exco AIV Five, L.P., WLR IV Exco AIV Six, L.P., WLR Select Co-Investment XCO AIV, L.P., WLR/GS Master Co-Investment XCO AIV, L.P. and WLR IV Parallel ESC, L.P., filed as Exhibit 10.7 to EXCO’s Current Report on Form 8-K, dated April 21, 2015 and filed on April 27, 2015 and incorporated by reference herein.

5.1	Opinion of Haynes and Boone, LLP, filed as Exhibit 5.1 to EXCO’s Registration Statement on Form S-3 (File No. 333-193660), dated January 30, 2014 and filed on January 30, 2014 and incorporated by reference herein.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Lee Keeling and Associates, Inc.

*23.3	Consent of Netherland, Sewell & Associates, Inc.

*23.4	Consent of Ryder Scott Company, L.P.

23.5	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1 to EXCO’s Registration Statement on Form S-3 (File No. 333-193660), dated January 30, 2014 and filed on January 30, 2014 and incorporated by reference herein).

24.1	Power of Attorney (previously filed).

*	Filed herewith.